UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2021

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance and Sale of 1.50% Convertible Senior Notes due 2028

On February 9, 2021, Pacific Biosciences of California, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with SB Northstar LP (the “Purchaser”) relating to the issuance and sale to the Purchaser of $900,000,000 in aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2028 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) are expected to close in approximately one week (the date on which the closing occurs, the “Closing”), subject to customary closing conditions.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear interest at a rate of 1.50% per annum. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 commencing on August 15, 2021. The Notes will mature on February 15, 2028, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the second scheduled trading day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock based on an initial conversion rate of 22.9885 shares of common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of $43.50 per share), in each case subject to customary anti-dilution and other adjustments as a result of certain extraordinary transactions.

On or after February 20, 2026, the Notes will be redeemable by the Company in the event that the closing sale price of the Company’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon a change of control of the Company or the failure of the Company’s common stock to be listed on certain stock exchanges (a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price of par plus unpaid interest to, but excluding, the maturity date.

The Indenture will include customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

Standstill Obligations

Pursuant to the Investment Agreement, the Purchaser has agreed, subject to certain exceptions, that from the Closing and until the earliest of (i) the three year anniversary of the Closing, (ii) the effective date of a change of control of the Company and (iii) 90 days after the date on which none of the members of the Purchaser or its affiliates beneficially own any Notes or shares of the Company’s common stock received upon conversion of the Notes (the “Standstill Period”), the Purchaser will not, among other things: (i) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (ii) form, join, influence or in any way participate in a voting trust or similar arrangement, (iii) acquire any securities of the Company if, immediately after such acquisition, the Purchaser or its affiliates would collectively own in the aggregate more than 19.99% of the then outstanding voting securities of the Company, (iv) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 10% or more of the outstanding voting securities of the Company, (v) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company, or make any public statement with respect to such transaction, (vi) call or seek to call any meeting of stockholders or other referendum or consent solicitation, or (vii) take action to control or influence the Board of Directors or management of the Company.

Transfer Restrictions; Registration Rights

The Investment Agreement restricts the Purchaser’s ability to transfer the Notes and the Company’s common stock issuable or issued upon conversion of the Notes and enter into any hedging or other agreement that transfers the economic consequences of ownership of the Notes or the Company’s common stock issuable or issued upon conversion of the Notes, subject to certain exceptions specified in the Investment Agreement and summarized below.

Except as described below, prior to the earlier of (i) the one year anniversary of the Closing or (ii) immediately prior to the consummation of a change of control of the Company, the Purchaser will be restricted from transferring or entering into any hedging or other agreement that transfers the economic consequences of ownership of the Notes or the Company’s common stock issuable or issued upon conversion of the Notes. Exceptions include: (A) transfers to affiliates, (B) transfers to the Company or any of its subsidiaries, (C) transfers to a third party where the net proceeds of such sale are solely used to satisfy a margin call or repay a permitted loan or (D) transfers in connection with certain merger and acquisition events.

Subject to certain limitations, the Investment Agreement provides the Purchaser and any lender of a permitted loan to the Purchaser or its affiliates with certain registration rights for the shares of the Company’s common stock issuable or issued upon conversion of the Notes.

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of the Investment Agreement and form of Indenture, which are filed as Exhibits 10.1 and 4.1, respectively, and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 3.02	Unregistered Sale of Securities

On February 9, 2021, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $900,000,000 in aggregate principal amount of the Notes to the Purchaser in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will offer and sell the Notes to the Purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Purchaser in the Investment Agreement.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01	Other Events.

On February 10, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Indenture related to 1.50% Convertible Senior Notes due 2028.

10.1	Investment Agreement, dated as of February 9, 2021, between Pacific Biosciences of California, Inc. and SB Northstar LP.

99.1	Press Release, dated February 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

By:	/s/ Eric E. Schaefer
Eric E. Schaefer Vice President and Chief Accounting Officer

Date: February 10, 2021